UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 7, 2025
COASTAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5415 Evergreen Way, Everett, Washington 98203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  (425) 257-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Executive Vice President and Chief Financial Officer

On May 7, 2025, Joel G. Edwards, Executive Vice President and Chief Financial Officer of Coastal Financial Corporation (the “Company”), informed the Company of his intention to retire upon the appointment of a new Chief Financial Officer of the Company or if earlier, October 1, 2025. Mr. Edwards’ departure is not related to any disagreement with the Company or the Company’s board of directors and the Company thanks Mr. Edwards for his dedicated service to the Company and the strong financial position that he has helped the Company build.

In connection with Mr. Edwards’ departure and in order to facilitate a smooth transition, the Company and Mr. Edwards entered into an Employee Retirement and Retention Agreement on May 7, 2025 (the “Retention Agreement”). Pursuant to the Retention Agreement, Mr. Edwards will work for the Company on a full-time basis until October 1, 2025, or if earlier, one month following the start date of a new Chief Financial Officer of the Company, after which, Mr. Edwards will continue to work for the Company through April 1, 2026 (the “Retention Period”) on a part-time basis.

Mr. Edwards will continue to receive his base salary or a proportionate percentage of his base salary based on the number of hours of service provided to the Company during the Retention Period. If Mr. Edwards remains employed as of October 1, 2025, he will be entitled to receive an annual bonus for 2025, subject to performance and calculated using methods similar to those used to calculate his bonus in the years 2023 and 2024. Certain unvested stock options and unvested restricted stock units held by Mr. Edwards will be deemed vested on June 30, 2025, and certain unvested stock options and unvested restricted stock units will be deemed vested on April 1, 2026, in each case, subject to his continued employment through such dates. Mr. Edwards will be eligible to receive severance payments and benefits in the event that the Company terminates his employment without cause during the Retention Period, subject to the terms and conditions set forth in the Retention Agreement.

Item 9.01 Financial Statements and Exhibits
Exhibits

Number	Description

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: May 7, 2025	By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer